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                                                                  EXHIBIT (d)(3)

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                              THE ZWEIG FUND, INC.



                                 RIGHTS OFFERING
                         NOMINEE OVER-SUBSCRIPTION FORM



                   PLEASE COMPLETE ALL APPLICABLE INFORMATION



THIS FORM IS TO BE USED ONLY BY NOMINEES TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE FOR THE ACCOUNT OF PERSONS WHOSE RIGHTS HAVE BEEN EXERCISED AND DELIVERED IN THE PRIMARY SUBSCRIPTION THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION RIGHTS CERTIFICATE.




THE TERMS AND CONDITIONS OF THE OFFER ARE SET FORTH IN THE FUND'S PROSPECTUS DATED __________, 1998 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON & COMPANY, INC. AT (212) 440-9800 (CALL COLLECT).




THIS FORM IS VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON MAY 8, 1998* (THE "EXPIRATION DATE") UNLESS PRECEDED BY A NOTICE OF GUARANTEED DELIVERY.




                  1. The undersigned hereby certifies to the Fund and the Subscription Agent that it is a participant in The Depository Trust Company (the "Depository") and that it has either (i) exercised Rights in the Primary Subscription by means of transfer to the Depository Account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of Rights in the Primary Subscription and will exercise the Rights called for in such Notice of Guaranteed Delivery by means of transfer to such Depository Account of the Subscription Agent.



                  2.       The undersigned hereby subscribes for
         Common Shares pursuant to the Over-Subscription Privilege, to the extent available, and certifies to the Fund and the Subscription Agent that such exercise pursuant to the Over-Subscription Privilege is for the account or accounts of persons (which may include the undersigned) on whose behalf all Rights in the Primary Subscription have been exercised, as set forth in the list attached to this form**.



                  3. The undersigned hereby agrees to make payment of the estimated Subscription Price of $ 0.00 for each Common Share subscribed for pursuant to the Over-Subscription Privilege to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date*, unless a Notice of Guaranteed Delivery is delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date, and hereby represents that (check appropriate box):



         /  /   payment of the actual Subscription Price will be delivered to the Subscription Agent pursuant to the Notice of ___ Guaranteed
                Delivery referred to above;



                or




         /  /   payment of the estimated Subscription Price in the aggregate amount of $ is being delivered to the Subscription Agent herewith;



                or




         /  /   payment of the estimated Subscription Price in the aggregate
                amount of $        has been delivered separately to the
                Subscription Agent;



and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):



                / /    certified check
                / /   certified bank

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         / /   bank draft




*Unless extended by the Fund



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Primary Subscription Confirmation Number



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Depository Participant Number




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Name of Depository Participant






Registration into which Common Shares, and/or refund checks should be issued:

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Name:

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Address:

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Certified TIN:

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By:

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Name:

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Title:

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Contact Name:

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Phone Number:

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Dated:                                                        , 19

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**PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE NUMBER OF RIGHTS OWNED
BY EACH BENEFICIAL OWNER, THE NUMBER OF RIGHTS EXERCISED IN THE PRIMARY SUBSCRIPTION ON BEHALF OF EACH SUCH OWNER AND THE NUMBER OF ADDITIONAL COMMON SHARES REQUESTED ON BEHALF OF EACH SUCH OWNER PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE.